Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-276306) and Form S-8 (Nos. 333-281289, 333-277333, 333-271390, 333-269878, 333-262936, 333-253467, 333-236632, 333-229778, 333-223159, 333-216206, 333-209816, 333-202857, and 333-200145) of Nevro Corp. of our report dated March 4, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
San Jose, California
March 4, 2025